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For Release:	February 8, 2007

Contacts:	Financial Kevin L. Tate, CPA Chief Financial Officer (610) 660-6813	Media Lorraine L. Kemmerer (610) 660-6815 lkemmerer@uaigroupinc.com

ktate@uaigroupinc.com

SAUL A. FOX APPOINTED CEO OF UNITED AMERICA INDEMNITY

Robert M. Fishman Appointed CEO of United America Insurance Group

George Town, Grand Cayman, Cayman Islands, February 8, 2007 – United America Indemnity, Ltd. (NASDAQ: INDM) (UAI) today announced the appointment of Saul A. Fox, currently Chairman of the UAI Board, as the company’s Chief Executive Officer and Robert M. Fishman, currently CEO of UAI, as Chief Executive Officer and President of United America Insurance Group (UAIG), the Company’s core U.S. insurance operation. Both appointments are effective immediately.

As Chief Executive Officer of Fox Paine & Company, the company’s largest shareholder, he led the September 2003 acquisition of the company’s predecessor, United National. Mr. Fox is a director and has served as Chairman of UAI since September 2003.  Mr. Fox was also the architect of the company’s highly successful 2005 merger with Penn-America. Prior to founding Fox Paine in 1997, Mr. Fox was a general partner of Kohlberg, Kravis & Roberts & Co. (KKR). During his thirteen years with KKR, Mr. Fox spearheaded the acclaimed 1992 acquisition of American Reinsurance Corp. and the 1995 acquisition of Canadian General Insurance Company. Mr. Fox was Chairman of the Executive Committees of the Board of Directors for both companies. Prior to joining KKR, Mr. Fox focused on tax and mergers and acquisitions at Latham & Watkins, a leading international law firm headquartered in Los Angeles.

Mr. Fishman was appointed CEO and Director of UAI on November 27, 2006, following a lengthy career in the insurance industry. Mr. Fishman joined UAI from ARAG North America, Inc. (“ARAG”), a specialty provider of legal insurance and related services, where he served as President and Chief Executive Officer since 2005. At ARAG, he successfully led efforts to position the organization for increased growth. From 1994 to 2004, Mr. Fishman served in a variety of executive positions for Zurich North America (“ZNA”), the U.S. operations of Zurich Financial Services (“ZFS”). From 2001 to 2004, he served as Executive Vice President and Chief Underwriting Officer, developing a services unit dedicated to improving the loss ratio of ZNA. From 1999 to 2001, Mr. Fishman was Chief Executive Officer of ZNA’s $700 million Diversified Products Division, where he was responsible for the large monoline property, energy and warranty Business Unit. Prior to 1999, Mr. Fishman was Senior Vice President of the Specialties non-medical professional liability profit center, a unit he started for ZNA. He was soon promoted to Executive Vice President of the Customer Group within the Specialties Division. Prior to joining ZFS, Mr. Fishman held positions at Lexington Insurance Company and Progressive Risk Management Services and practiced law in the corporate, private, and government sectors.

“I am delighted to be selected by the Board of Directors as CEO of UAI,” said Mr. Fox. “In addition to allowing me to focus more of my efforts on UAI’s future growth and performance, this move allows Rob Fishman to assume direct leadership of United National and Penn America, UAI’s US insurance operations and the key drivers of UAI’s historic profitability and future growth.”

Mr. Fox continued, “Rob Fishman’s exemplary skill in significantly enhancing specialty property & casualty insurance business profitability through both “hard” and “soft” market conditions, implementing industry “best practices”, and guiding the development of aspiring management talent is exactly what is required at United National and Penn America so that these companies may take full advantage of what we believe are outstanding business opportunities in excess and surplus lines property and casualty insurance.”

Mr. Fishman said, “UAIG, consisting of United National and Penn America, is an outstanding excess and surplus lines insurance products and specialty admitted products platform based upon a select nationwide network of professional general agents, a highly motivated and dedicated management team, and an enviable balance sheet. All the elements are present from which we can build a future surpassing the company’s own impressive historic track record of highly profitable growth.”

The Company also announced the resignations of William F. Schmidt, Jonathan P. Ritz and Gerould J. Goetz from UAIG on February 5, 2007.

In a separate release today, the Company announced record operating earnings for the fourth quarter and year-end 2006. The Company will host a conference call for analysts and investors to discuss financial results for the fourth quarter and year end 2006 on Friday, February 9, 2007 at 8:30 a.m. Eastern Standard Time.

About United America Indemnity, Ltd.

United America Indemnity, Ltd. (NASDAQ:INDM), through its several direct and indirect wholly owned subsidiary insurance and reinsurance companies, is a national and international provider of excess and surplus lines and specialty property and casualty insurance and reinsurance, both on an admitted and non-admitted basis. The company’s principal operating subsidiaries include:

•	Penn-America, a provider to small businesses across the United States of excess and surplus lines property and casualty insurance through a select network of general agents;

•	United National, a provider of specialty excess and surplus property and casualty insurance products in four distinct market segments – professional liability, class specific property and casualty insurance programs, specialty property and casualty brokerage, and umbrella/excess liability; and

•	Wind River Reinsurance Company, Ltd., a Bermuda based treaty and facultative reinsurer of excess and surplus lines and specialty property and casualty insurance.

For more information, visit the United America Indemnity, Ltd. Website at www.uai.ky.

Forward-Looking Information

This release contains forward-looking information about United America Indemnity, Ltd. and the operations of United America Indemnity, Ltd. that is intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. These statements can be identified by the use of forward-looking terminology such as “believe,” “expect,” “may,” “will,” “should,” “project,” “plan,” “seek,” “intend,” or “anticipate” or the negative thereof or comparable terminology, and include discussions of strategy, financial projections and estimates and their underlying assumptions, statements regarding plans, objectives, expectations or consequences of the transactions, and statements about the future performance, operations, products and services of the companies.

The business and operations of United America Indemnity, Ltd. is and will be subject to a variety of risks, uncertainties and other factors. Consequently, actual results and experience may materially differ from those contained in any forward-looking statements. Such risks, uncertainties and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the following: (1) the ineffectiveness of United America Indemnity, Ltd.’s business strategy due to changes in current or future market conditions; (2) the effects of competitors’ pricing policies, and of changes in laws and regulations on competition, including industry consolidation and development of competing financial products; (3) greater frequency or severity of claims and loss activity than United America Indemnity, Ltd.’s underwriting, reserving or investment practices have anticipated; (4) decreased level of demand for United America Indemnity, Ltd.’s insurance products or increased competition due to an increase in capacity of property and casualty insurers; (5) risks inherent in establishing loss and loss adjustment expense reserves; (6) uncertainties relating to the financial ratings of United America Indemnity, Ltd.’s insurance subsidiaries; (7) uncertainties arising from the cyclical nature of United America Indemnity, Ltd.’s business; (8) changes in United America Indemnity, Ltd.’s relationships with, and the capacity of, its general agents; (9) the risk that United America Indemnity, Ltd.’s reinsurers may not be able to fulfill obligations; (10) investment perform and credit risk; and (11) uncertainties relating to governmental and regulatory policies. The foregoing review of important factors should be read in conjunction with the other cautionary statements that are included in United America Indemnity, Ltd.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, as well as in the materials filed and to be filed with the U.S. Securities and Exchange Commission (SEC). United America Indemnity, Ltd. does not make any commitment to revise or update any forward-looking statements in order to reflect events or circumstances occurring or existing after the date any forward-looking statement is made.

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